EXHIBIT 10.36

DEVELOPMENT PARCEL DISPOSITION AGREEMENT

     THIS DEVELOPMENT PARCEL DISPOSITION AGREEMENT (this “Agreement”) is entered into as of the    day of    , 2004 (the “Effective Date”) by HILLWOOD/SAN BERNARDINO, LLC, a Delaware limited liability company (“Hillwood”), and Stater Bros. Markets, a California corporation (“Purchaser”).

     The Inland Valley Development Agency (“IVDA”), a joint powers authority formed by the County of San Bernardino and the Cities of Colton, Loma Linda and San Bernardino exercising governmental functions and powers and organized and existing under Article I, Chapter 5, Division 7, Title I of the California Government Code and the Community Redevelopment Law of the State of California (Health & Safety Code § 33000, et seq.), is the fee owner of a certain parcel of improved land (the “Land”), described on the attached EXHIBIT A located in the City of San Bernardino, County of San Bernardino, State of California, the location of which is generally shown on the attached EXHIBIT B;

     Hillwood has certain rights with respect to the Property pursuant to that certain Master Disposition and Development Agreement between IVDA and Hillwood dated November 6, 2002, as amended (the “DDA”); and

     Purchaser desires to acquire the Property from IVDA as a Third Party designee of Hillwood under the DDA for the purpose of developing the Project. Hillwood desires for Purchaser to acquire the Property as a Third Party under the DDA for the purpose of developing the Project. Accordingly, the purpose of this Agreement is to set forth the terms on which Hillwood will deliver the Disposition Request to IVDA for Purchaser’s acquisition of the Property.

     NOW, THEREFORE, in consideration of the covenants contained herein, Purchaser and Hillwood agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

     1.1 Definitions. When used in this Agreement, the following terms have the respective meanings set forth opposite each such term (other terms are defined elsewhere in this Agreement):

AFFILIATE:	Any entity directly or indirectly controlling, controlled by or under common control with Purchaser.

AGREEMENT:	This Development Parcel Disposition Agreement, including the following Exhibits, each of which is incorporated herein by this reference:

Exhibit A:	Legal Description of the Land
Exhibit B:	General Location Drawing of the Land
Exhibit C:	Hillwood’s Special Conditions
Exhibit D:	Post-Closing Agreement
Exhibit E:	Form of Disposition Request
Exhibit F:	Tri-Party Agreement
Exhibit G:	Westgate Property

CITY:	The City of San Bernardino, California.

CLOSING DATE:	August 1, 2004, as such may be extended and designated as provided in Section 6.1 below, or such other date as Purchaser and Hillwood may agree; provided, however, if the transaction contemplated by this Agreement closes on any day other than the Closing Date, the date on which this transaction closes shall be deemed to be the Closing Date for purposes of this Agreement.

DEVELOPMENT PARCEL:	As defined in the DDA.

DISPOSITION:	As defined in the DDA.

DISPOSITION REQUEST:	As defined in the DDA.

OWNER PARTICIPATION AGREEMENT:	An agreement between Purchaser and IVDA pursuant to which IVDA commits to sell the Property to Purchaser and Purchaser commits to construct and develop the Project.

PROJECT:	A consolidated warehouse, distribution and office facility for Purchaser’s grocery store operations and business, to be constructed on the Property and certain adjacent tracts at development and construction cost in excess of $160,000,000, as provided for in the Owner Participation Agreement.

PROPERTY:	The Land described on the attached Exhibit A.

THIRD PARTY:	As defined in the DDA.

TRI-PARTY AGREEMENT:	The Agreement among Hillwood, Purchaser and IVDA in the form of attached Exhibit F.

ARTICLE 2

DISPOSITION

     2.1 Disposition Request. Subject to the conditions and on the terms contained in this Agreement, Hillwood shall deliver to IVDA a Disposition Request for the purpose of Purchaser acquiring the Property from IVDA as a Disposition of a Development Parcel to Purchaser as a Third Party under the DDA, subject to the waivers in the Tri-Party Agreement, executed by Hillwood, Purchaser and IVDA simultaneously with the execution of this Agreement.

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

ARTICLE 3

THE DDA

     3.1 General. Notwithstanding anything to the contrary herein, Purchaser acknowledges and agrees that Hillwood’s obligation to perform under this Agreement shall be contingent upon the performance by IVDA of its obligations under the DDA and IVDA’s consummation, pursuant to the DDA, of the Disposition of the Property to Purchaser on the Closing Date, subject to the waivers in the Tri-Party Agreement. Hillwood shall use good faith efforts to cause the IVDA to perform its obligations under the DDA to make such Disposition but shall not be required to incur any cost to do so or to initiate any litigation to do so. If this condition precedent is not fully satisfied, this Agreement shall terminate, and neither party shall have any further rights or obligations under this Agreement except as otherwise expressly provided in this Agreement.

     3.2 IVDA Rights. IVDA owns the Property, but Hillwood has certain rights with respect to the Property as set forth in the DDA. Hillwood consents to IVDA granting Purchaser the right to enter onto the Property for the purpose of conducting due diligence studies and investigations regarding Purchaser’s contemplated use of the Property.

     3.3 IVDA Performance. Hillwood shall not have any liability to Purchaser for, and Purchaser releases Hillwood from, all claims, damages, expenses or liabilities of any kind or nature resulting from or related to any failure of IVDA to perform (a) its obligations under the DDA or under any agreement between Purchaser and IVDA, or (b) any other act or omission of IVDA, except to the extent such failure was caused by a default of Hillwood under this Agreement. This Section 3.3 shall survive the Closing or any termination of this Agreement.

ARTICLE 4

REPRESENTATIONS OF HILLWOOD

     4.1 Representations and Warranties of Hillwood. Hillwood represents and warrants to Purchaser on and as of the Effective Date as follows:

     (A) Authorization. Hillwood has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Hillwood pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant to this Agreement on behalf of Hillwood are and shall be duly authorized to sign the same on Hillwood’s behalf and to bind Hillwood thereto. This Agreement and all documents to be executed pursuant hereto by Hillwood are and shall be binding upon and enforceable against Hillwood in accordance with their respective terms.

     (B) Bankruptcy. Hillwood has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Hillwood’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Hillwood’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Hillwood’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

     of settlement, extension or composition to its creditors generally.

     (C) Litigation. To the best of Hillwood’s current actual knowledge, there is no litigation pending or threatened against Hillwood with respect to the Property.

     (D) Non-Foreign Status. Hillwood is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

     (E) The DDA. The DDA is in full force and effect. Hillwood has received no notice of default from IVDA under the DDA.

     (F) Encumbrances. Hillwood has not placed on the Property or any portion thereof any mortgage trust deed, encumbrance, lien, easement or other matter affecting title to the Property, other than the DDA and the recorded memorandum thereof.

ARTICLE 5

REPRESENTATIONS OF PURCHASER

     5.1 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Hillwood on and as of the Effective Date that Purchaser has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Purchaser pursuant to this Agreement, and all required actions and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser’s behalf and to bind Purchaser thereto. This Agreement is and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms.

ARTICLE 6

HILLWOOD’S SPECIAL CONDITIONS

     6.1 Hillwood’s Special Conditions. Notwithstanding any other provision in this Agreement, Hillwood’s obligations are conditioned upon, in addition to the satisfaction of other conditions set forth in this Agreement and to the performance by Purchaser of its obligations under this Agreement, the satisfaction (or waiver in writing by Hillwood) of the conditions precedent set forth on the attached Exhibit C (“Hillwood’s Special Conditions”). In the event that all of Hillwood’s Special Conditions are not satisfied (or waived in writing by Hillwood) on or before the Closing Date, the Closing Date shall be extended as provided below. If Hillwood’s Special Conditions are not satisfied or waived in writing by Hillwood by November 1, 2004, either party shall have the right to terminate this Agreement by delivering a written termination notice to the other party by no later than November 1, 2004, in which event, this Agreement shall terminate, and neither Hillwood nor Purchaser shall have any further right or obligation under this Agreement, except as otherwise expressly provided herein. If all of Hillwood’s Special Conditions are satisfied or waived in writing by Hillwood before November 1, 2004 (but after August 1, 2004), the Closing Date shall be the date mutually agreed to by Hillwood and Purchaser, and if there is no such agreement, on a date designated by Purchaser in a written notice given to Hillwood, such date to be not less than 15 days after such notice is given and not later than November 15, 2004.

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

ARTICLE 7

CLOSING

     7.1 Closing. Subject to the term and conditions set forth in this Agreement, at the consummation of the Disposition of the Property to Purchaser by IVDA under the DDA (the “Closing”), which Closing shall commence by 11:00 a.m., California time, on the Closing Date at the offices of IVDA or at such other place as Purchaser and Hillwood may agree, the following shall occur:

     (A) Hillwood will deliver the Disposition Request to IVDA;

     (B) Hillwood will deliver to Purchaser a certificate confirming that the representations and warranties of Hillwood in this Agreement are true and correct in all material respects on and as of the Closing Date except as otherwise provided in that certificate;

     (C) Purchaser will deliver to Hillwood a certificate signed by Purchaser confirming that the representations and warranties of Purchaser in this Agreement are true and correct in all material respects on and as of the Closing Date; and

     (D) Purchaser shall deliver to Hillwood (i) the Post-Closing Agreement in the form of the attached EXHIBIT D signed by Purchaser, and (ii) the Letter of Credit (as defined in the Post-Closing Agreement) in compliance with the requirements set forth in the Post-Closing Agreement, issued by a bank acceptable to Hillwood and Purchaser, in a form acceptable to Hillwood and Purchaser, and in an amount set forth in such Post-Closing Agreement.

     7.2 Conditions. In addition to Hillwood’s Special Conditions, the obligations of Hillwood to submit the Disposition Request to IVDA are conditioned on the following:

     (A) Purchaser, at the Closing, acquiring title to the Property from IVDA;

     (B) Purchaser complying with all of its covenants under this Agreement;

     (C) The Restrictive Covenants (hereinafter defined) having been made applicable to the Property at or before the Closing by documentation reasonably acceptable to Hillwood; and

     (D) IVDA providing the release and estoppel certificate referenced in the Tri Party Agreement.

ARTICLE 8

CERTAIN COVENANTS

     8.1 Encumbrances. Hillwood, prior to the earlier of the Closing Date or the termination of this Agreement, shall not (a) voluntarily record create any liens or encumbrances upon the Property, except to the extent the Property is subject to the DDA, or (b) grant to any person or entity any interest in Hillwood’s rights under the DDA to the Property or any part

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

thereof in any manner that is inconsistent with the terms of this Agreement.

     8.2 Title. Hillwood, prior to the Closing, shall use its good faith efforts to assist Purchaser in dealing with any objectionable title conditions affecting the Property; provided, however, Hillwood shall not be obligated to incur any expense or participate in litigation regarding same.

     8.3 Reports. If this Agreement terminates, Purchaser shall furnish Hillwood copies of all third-party reports of studies and investigations regarding the Property conducted or received by Purchaser. In addition, Purchaser shall furnish Hillwood copies of all hydrology reports and analyses that affect the formulation of the area drainage plan conclusions for the contemplated improvements on the Property, whether or not the Closing occurs. This covenant shall survive the Closing or the termination of this Agreement.

     8.4 Purchaser Compliance. Purchaser shall comply with the provisions of the DDA relating to any activities of Purchaser on the Property prior to the Closing. This covenant shall survive the Closing.

     8.5 Indemnity. Purchaser shall indemnify and hold Hillwood (and its agents, employees, representatives, successors and assigns) harmless from and against any and all claims and liabilities of any nature relating to (a) Purchaser’s actions to acquire or acquisition of the Property or any other properties for the Project, or (b) any claims by third party occupants of buildings on the Property or on or near the Project related to the remediation of or the demolition of buildings on the Property or other properties for the Project, to the extent such arise from acts or omissions of Purchaser or its affiliates, agents, employees, representatives or contractors or of IVDA acting to prepare such property for the Project. This covenant shall survive the Closing or termination of this Agreement.

     8.6 Vehicle Trip Credits. At the Closing, Hillwood shall consent to the assignment by IVDA to Purchaser of a number of Vehicle Trip Credits (as defined in the DDA) that are mutually acceptable to Hillwood and Purchaser regarding Purchaser’s development of the Project on the Property, by form of assignment mutually acceptable to Hillwood and Purchaser, if, and only if, Hillwood, in its discretion, has determined that such number of Vehicle Trip Credits are not needed with respect to the future development of land (other than the Property) that is subject to the DDA.

     8.7 Westgate Demolition Payment. Upon the earlier of (a) Purchaser receiving a firm commitment from IVDA to provide grant funding for demolition of existing improvements on, or remediation of, the Property in the amount of $2,500,000, or (b) at the Closing, Purchaser shall pay to Hillwood, in good funds, the sum of $2,500,000 (the “Westgate Demolition Payment”). Actual commencement of remediation or demolition work on the Property after receipt of a grant designated for that purpose shall be deemed a “firm commitment from IVDA” referenced in the first sentence of this Section 8.7. Hillwood agrees to use the Westgate Demolition Payment only for the purpose of remediation of and demolition of existing improvements on and under the Property in the area identified by Hillwood as “Westgate” and generally shown on the attached Exhibit G. This covenant shall survive the closing or termination of this Agreement.

     8.8 Post-Closing Agreement Costs. Hillwood shall notify Purchaser of any expenditures Hillwood intends to incur prior to the Closing for which it may seek reimbursement from Purchaser under the Post-Closing Agreement. Such notice shall include the scope of work

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

and a reasonably detailed description of the cost.

ARTICLE 9

DEFAULT

     9.1 Purchaser’s Failure to Close. IN THE EVENT THAT PURCHASER FAILS TO ACQUIRE THE PROPERTY BY THE CLOSING DATE FOR ANY REASON OTHER THAN A DEFAULT BY HILLWOOD AND SUCH FAILURE CONTINUES FOR A PERIOD OF TEN DAYS AFTER HILLWOOD NOTIFIES PURCHASER IN WRITING OF SUCH FAILURE, HILLWOOD’S SOLE AND EXCLUSIVE REMEDY FOR SUCH FAILURE TO CLOSE SHALL BE THE RIGHT TO CANCEL AND TERMINATE THIS AGREEMENT AND TO RECOVER FROM PURCHASER AN AMOUNT EQUAL TO THIRD PARTY OUT OF POCKET COSTS INCURRED BY HILLWOOD DIRECTLY RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT NOT TO EXCEED $100,000 IN THE AGGREGATE, TOGETHER WITH ALL REASONABLE ATTORNEYS FEES AND COSTS AND COURT COSTS INCURRED BY HILLWOOD IN SEEKING RECOVERY OF THOSE COSTS, IT BEING UNDERSTOOD AND AGREED THAT HILLWOOD IS HEREBY RELEASING AND WAIVING ANY RIGHT IT MIGHT HAVE EITHER TO SPECIFICALLY ENFORCE THIS AGREEMENT OR TO SUE PURCHASER OR ANY PERSON OR ENTITY AFFILIATED WITH PURCHASER FOR DAMAGES UNDER THIS AGREEMENT OTHER THAN THOSE DESCRIBED ABOVE AND IN SECTION 9.3 BELOW. THE PARTIES HAVE AGREED THAT HILLWOOD’S ACTUAL DAMAGES, IN SUCH EVENT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE REIMBURSEMENT AND COSTS DESCRIBED ABOVE HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF HILLWOOD’S DAMAGES AND AS HILLWOOD’S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF SUCH FAILURE TO CLOSE. HILLWOOD HEREBY WAIVES ANY AND ALL BENEFITS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 3389 WITH RESPECT TO SUCH FAILURE TO CLOSE. THIS SECTION 9.1 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

HILLWOOD’S INITIALS	PURCHASER’S INITIALS

     9.2 Default by Hillwood. In the event Hillwood defaults under any of Hillwood’s obligations under this Agreement and such failure continues for a period of ten days after Purchaser notifies Hillwood in writing of such event, Purchaser may, at its option, pursue either one of the following remedies as its sole and exclusive remedy:

(i) terminate this Agreement, in which event neither party shall have any further rights or obligations under this Agreement, except as otherwise provided in this Agreement and except that Purchaser shall be entitled to recover from Hillwood an amount equal to third party out-of-pocket costs incurred by Purchaser directly related to the transaction contemplated by this Agreement up to but not exceeding $300,000 in the aggregate, together with all reasonable attorneys fees and costs and court costs incurred by Purchaser in seeking recovery of those costs; or

(ii) enforce specific performance of Hillwood’s obligations hereunder and recover all reasonable attorneys fees and costs and court costs incurred by Purchaser to enforce

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

specific performance; provided, however, Purchaser’s failure to file a lawsuit for specific performance within 120 days after the scheduled Closing Date shall constitute an irrevocable election by Purchaser not to pursue its remedy of specific performance, in which event this Agreement shall automatically terminate, and neither party shall have any further rights or obligations under this Agreement except as otherwise expressly provided in this Agreement.

PURCHASER IS HEREBY RELEASING AND WAIVING ANY RIGHTS IT MIGHT HAVE TO SUE FOR DAMAGES UNDER THIS AGREEMENT OTHER THAN AS SPECIFICALLY PROVIDED WITH RESPECT TO THE LIMITED COST RECOVERY SET FORTH IN SECTION 9.2(i) AND AS PROVIDED IN SECTION 9.3 BELOW. This Section 9.2 shall survive the termination of this Agreement.

     9.3 Other Remedies. If the Closing occurs, each party shall have the right to pursue all available remedies against the other party (i) for a breach of any covenant contained herein that is performable after or that survives the Closing (including the indemnification obligations contained this Agreement), and (ii) for a breach of any representation or warranty made by the other party in this Agreement. If the Closing does not occur, (A) each party shall have its respective rights and remedies under Section 9.1 and Section 9.2, as applicable, and (B) each party shall have all available remedies against the other party for a breach of the other party’s obligations contained in this Agreement that are expressly provided herein as surviving the termination of this Agreement. In no event shall either party be liable for any speculative, consequential or punitive damages or shall Hillwood have any liability for any acts or omissions of IVDA. This Section 9.3 shall survive the Closing or termination of this Agreement.

ARTICLE 10

CERTAIN RELEASES AND INDEMNITIES

     10.1 Ownership of the Property. Purchaser acknowledges that Hillwood does not and has not ever owned the Property. Purchaser further acknowledges the disclaimers of IVDA regarding the Property and its condition set forth in the DDA, specifically that the Property was part of a former United States Air Force Base and contains materials and chemicals in violation of applicable environmental laws.

     10.2 Purchaser’s Releases.

     (A) Purchaser acknowledges that no warranties, either expressed or implied, or representations are given or made by Hillwood with regard to the environmental or other condition of the Property including whether the Property does or does not contain petroleum products, asbestos, lead-based paint or other hazardous materials or is not safe for any particular purpose. Purchaser covenants and agrees that in its use and occupancy of the Property, it will comply with all applicable environmental laws relating to the Property or Purchaser’s activities thereon. No statement of fact, promise, representation, affirmation or other indication has been made by Hillwood with respect to the quality or condition of the Property or the compliance of the Property with any law or regulation. Furthermore, to the extent that Hillwood has provided Purchaser with information relating to the condition of the Property, including information and reports prepared by, for or on behalf of the City, the Air Force, Hillwood or IVDA, Hillwood makes no representation or warranty with respect to the accuracy, completeness or

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

methodology or content of such reports or information. Purchaser further acknowledges that Hillwood makes no representations whatsoever with respect to (i) any Environmental Impact Report or similar matter or other environmental review documents previously prepared or approved in connection with the Property or any portion thereof, or (ii) whether or not additional environmental review may be required in connection with development of any portion of the Property.

     (B) Without limiting the above, Purchaser, on behalf of itself and its successors and assigns, waives and releases Hillwood and its successors and assigns from any and all costs or expenses whatsoever (including attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, arising from or relating to any of the following matters and conditions relating to the Property that exist as of the Closing Date: the physical characteristics and condition of the Property, the condition of the soils, the suitability of the soils for any improvement of the Property, or any law or regulation applicable to the Property.

     (C) Purchaser releases Hillwood from all obligations of any nature whatsoever arising under the DDA regarding the Property to the extent of the covenants, releases and waivers of IVDA under the Tri-Party Agreement. Purchaser acknowledges that it is looking solely to IVDA for acquisition and conveyance of the Property, except for Hillwood’s commitment to deliver the Disposition Request to IVDA in accordance with the provisions of this Agreement.

     (D) Purchaser expressly waives any rights or benefits available to it with respect to the releases contained in this Agreement under any provision of applicable law which generally provides that a general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time the release is agreed to, which, if known to such creditor, would materially affect a settlement. By execution of this Agreement, Purchaser acknowledges that it fully understands the foregoing, and with this understanding, nonetheless elects to and does assume all risk for claims known or unknown, described in this Section 10.2 or elsewhere in this Agreement without limiting the generality of the foregoing:

The undersigned acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

     ”A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The undersigned, being aware of this code section, hereby expressly waives any rights it may have thereunder, as well as under any other statutes or common law principles of similar effect.

Initials of Purchaser:_____

     (E) The provisions of this Section 10.2 shall survive the Closing.

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

     (F) Nothing contained in this Agreement shall be deemed to be a release by Hillwood or Purchaser of any obligation that the Air Force may have with respect to the Property.

ARTICLE 11

MISCELLANEOUS

     11.1 Notices.

     (A) All notices, demands, statements and requests required or permitted to be given under this Agreement must be in writing and shall be delivered by one of the following methods of delivery:

     (i) personal service, in which event the notice shall be deemed to have been given upon actual receipt;

     (ii) Federal Express, United Parcel Service, Airborne Express or another nationally recognized overnight courier service, in which event the notice shall be deemed to have been given on the first business day after the notice is deposited with the courier service (or the next business day thereafter if the notice is deposited with the courier service on a day other than a business day);

     (iii) United States registered or certified mail, postage prepaid and return receipt requested, in which event the notice shall be deemed to have been given three business days after the notice is deposited with the United States Postal Service; or

     (iv) facsimile transmission, in which event the notice shall be deemed to have been given upon confirmation of the facsimile transmission provided that the original counterpart of the notice is sent by (i), (ii) or (iii) above on the same day.

     (B) Notwithstanding the foregoing, a notice sent by first class mail shall be effective and deemed to have been given on the date received by the party to whom it was sent.

     (C) The initial addresses of the parties shall be:

Purchaser:	Stater Bros. Markets P.O. Box 150 21700 Barton Road Colton, CA 92532 Attn: Donald I. Baker Facsimile: (909) 872-8110

With a copy to: Varner, Saleson & Brandt, LLP P.O. Box 12014 Riverside, CA 92502-2214

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

Attn: Sean S. Varner, Esq. Facsimile: (909) 274-7770

Hillwood:	Hillwood/ San Bernardino, LLC 275 South Memorial Drive San Bernardino, CA 92408 Attention: Lee Orr Facsimile: 909-382-0073

and

Hillwood Development Company, LLC 5430 LBJ Freeway, Suite 800 Dallas, Texas 75240 Attention: David Newsom Facsimile: (972) 201-2889

Each party shall have the right from time to time to change its address for notice purposes to any other address within the United States of America upon at least seven days prior written notice to the other party in accordance with the provisions of this Section 11.1.

     11.2 Brokerage. Hillwood hereby represents and warrants to Purchaser that Hillwood has not dealt with any broker or finder with respect to the transaction contemplated hereby. Hillwood hereby agrees to indemnify, defend and hold Purchaser harmless from and against any claim for brokerage commission or finder’s fee asserted by any person, firm or corporation claiming to have been engaged by Hillwood. Purchaser hereby represents and warrants to Hillwood that Purchaser has not dealt with any broker or finder with respect to the transaction contemplated hereby. Purchaser hereby agrees to indemnify, defend and hold Hillwood harmless from and against any claim for brokerage commission or finder’s fee asserted by any person, firm or corporation claiming to have been engaged by Purchaser. This Section 11.2 shall survive the Closing or the termination of this Agreement.

     11.3 Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and all previous negotiations and understandings between Purchaser and Hillwood or their respective agents and employees with respect to the transaction set forth herein are merged in this Agreement.

     11.4 Amendments and Waivers. This Agreement may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by Hillwood and Purchaser.

     11.5 Further Assurances. The parties each agree to perform, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be reasonably necessary or desirable fully to carry out this Agreement.

     11.6 Assignment. Purchaser may assign its rights and delegate its duties under this

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

Agreement to an Affiliate, provided that Purchaser shall remain primarily liable for the obligations of Purchaser under this Agreement.

     11.7 Interpretation and Certain Covenants.

     (A) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

     (B) The terms “hereby”, “hereof “, “hereto”, “herein”, “hereunder” and any similar terms shall refer to this Agreement. The term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Effective Date.

     (C) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

     (D) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

     (E) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

     (F) This Agreement and any document or instrument executed pursuant to this Agreement may be executed by facsimile and in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (G) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls on a Saturday, Sunday or national bank holiday, the time for performance shall be extended to the next business day; otherwise all references herein to “days” shall mean calendar days.

     (H) This Agreement shall be governed by and construed in accordance with the laws of the State of California. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision.

     (I) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Hillwood have contributed substantially and materially to the preparation of this Agreement.

     (J) Hillwood and Purchaser each shall use commercially reasonable efforts to keep the terms of this Agreement confidential except as is necessary or appropriate for the conduct of the business of a party, for the financing and development of the Project, for the satisfaction of Hillwood’s Special Conditions, as required for public filings or as required by law.

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA

     11.8 Enforcement. If either party brings an action at law or in equity to enforce or interpret this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorney’s fees, court costs and expert witness fees for all stages of litigation including appellate proceedings, in addition to any other remedy granted. This Section 11.8 shall survive the Closing or any termination of this Agreement.

     11.9 Development Controls. The Property, at or prior to the Closing, will be made subject to and conveyed subject to those certain Covenants, Conditions, and Restrictions recorded as Instrument No. 00-352470 of the Real Property Records of San Bernardino County, California and dated September 27, 2000, as amended, and the Design Guidelines promulgated thereunder (collectively, the “Restrictive Covenants”). Purchaser shall cause all other properties acquired by Purchaser for the Project also to be made subject to the Restrictive Covenants promptly after acquisition thereof. This covenant shall survive the Closing.

     IN WITNESS WHEREOF, Purchaser and Hillwood have executed this Agreement effective as of the Effective Date.

HILLWOOD:

HILLWOOD/SAN BERNARDINO, LLC,

a Delaware limited liability company

By:	Hillwood Operating, L.P., a Texas limited partnership, its managing member

By:	Hillwood Development Company, LLC, a Texas limited liability company, its general partner

By:

Name:

Title:

PURCHASER:

STATER BROS. MARKETS,

a California corporation

By:

Name:

Title:

Purchase and Sale Agreement Between Stater Bros. and Hillwood/San Bemardino, LLC v13_386862_1	Exhibit 10.36 StaterPSA